SUB-ITEM 77Q3

AIM TAX FREE INTERMEDIATE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  9/30/2008
FILE NUMBER 811-7890
SERIES NO.: 1


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                          3,514
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class A3                                                         1,613
       Institutional Class                                                 20

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                         0.2182
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class A3                                                        0.2045
       Institutional Class                                             0.2145

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                         15,564
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class A3                                                        13,457
       Institutional Class                                                 93

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                         $10.42
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class A3                                                        $10.42
       Institutional Class                                             $10.41